Exhibit 99.1

| Press Release |

Listing of Kubota Pharmaceutical Holdings Co., Ltd. and Forecast for Fiscal year end 2016

Tokyo, Japan (December 6, 2016) — Kubota Pharmaceutical Holdings Co., Ltd. (Tokyo: 4596) (the “Company”) hereby gives notice that the merger agreement regarding its proposed redomicile transaction became effective on December 1, 2016 Japan Time. On December 6, 2016 Japan Time, the Company has been listed on the Mothers market of the Tokyo Stock Exchange, Inc. (“TSE”). The Company has also announced earnings and dividend forecasts for the fiscal year end 2016 as follows.

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1.	Overview of Kubota Pharmaceutical Holdings Co., Ltd.

1. Name	Kubota Pharmaceutical Holdings Co., Ltd.

2. Name and Title of Representative	Ryo Kubota, MD, PhD Representative Executive Chairman, President and CEO

3. Date of Incorporation	December 11, 2015

4. Address of Main Office	4-20-3 Ebisu, Shibuya-ku, Tokyo, Japan

5. Amount of Capital	JPY500 thousand

6. Overview	Management and administration of subsidiaries that specialize in identifying and developing therapeutics to treat the ophthalmic disorder.

7. Shares Outstanding	37,839,619 shares

8. Listed Market	Mothers Division of Tokyo Stock Exchange (Security code: 4596)

9. Number of Shares per Share Unit	100 shares

10. Fiscal Year End	December 31st

11. Auditor	BDO Sanyu & Co.

12. Transfer Agent	Mitsubishi UFJ Trust and Banking Corporation

13. Website	http://kubotaholdings.co.jp

2.	Executive Officers and Board of Directors

Name	Role
Ryo Kubota, MD, PhD	Representative Executive Officer, Chairman, President and Chief Executive Officer Board of Director, Nominating Committee Member
Shintaro Asako	Outside Board of Director, Compensation Committee Member, Audit Committee Member
Shiro Mita, PhD	Outside Board of Director, Nominating Committee Member, Audit Committee Member
Eisaku Nakamura	Outside Board of Director, Nominating Committee Member, Compensation Committee Member
Robert Takeuchi	Outside Board of Director, Compensation Committee Member, Audit Committee Member
John Gebhart, MBA	Executive Officer, Chief Financial Officer, Treasurer and Secretary

3.	Fiscal year end 2016 Earnings Forecast

3.1 Kubota Pharmaceutical Holdings Co., Ltd. consolidated earnings forecast for the fiscal year end 2016

	Revenue (Revenue from collaborations)	Profit from operations	Profit before income tax	Net profit attributable to shareholders	Profit per share
Fiscal Year	JPY million 897	JPY million -4,140	JPY million -3,998	JPY million -3,998	JPY -105.45

3.2 Previously listed Acucela Inc. (“Previous Acucela Inc.”) consolidated earnings for the fiscal year end 2016

	Revenue from collaboration	Profit from operations	Profit before income tax	Net profit	Profit per share
Fiscal Year	JPY million 897	JPY million -4,140	JPY million -3,998	JPY million -3,998	JPY -105.45

(Note) Earnings forecast of the Company and Previous Acucela Inc. is based on U.S. dollars. Amounts as to operating results are converted at the rate of 1 USD = 108.10, which were the average TTM rates quoted by The Bank of Tokyo-Mitsubishi UFJ, Ltd. between January to November 2016 for the sake of convenience.

(Note) Net income per share was computed for Full Year Revised 2016 Forecast using 37,825,912 weighted average shares for expected basic and diluted shares outstanding.

4.	Fiscal year end 2016 Dividend Forecast

The Company has not previously paid out dividends and does not intend to pay out dividends for fiscal year end 2016.

The Company is a clinical stage ophthalmic medical solution company and will continue to invest in research and development as well as in its efforts to increase pipeline. The Company is currently forecasting a net loss and will not be able to pay out dividends. However, the Company believes that shareholder return is an important business agenda. As such, if the Company has a commercial product and incurs profits which may be distributable to shareholders, the Company will take into consideration the financial and business situation of the Company at such a time, and may consider ways to return such profits to shareholders.

END

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About Kubota Pharmaceutical Holdings Co., Ltd.

Kubota Pharmaceutical Holdings is an ophthalmic medical solution company, committed to translating innovation into a diverse portfolio of drugs and devices to preserve and restore vision for millions of people worldwide. Together with its wholly-owned subsidiary, Acucela Inc. (Seattle, WA), the company specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening disorders. The Company’s pipeline includes drug candidates and therapeutics for the treatment of age-related macular degeneration, cataracts, presbyopia, diabetic retinopathy, retinitis pigmentosa and Stargardt disease. (website: http://kubotaholdings.co.jp/en)

Cautionary Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include statements regarding our expectations regarding the Company’s consolidated financial performance and earnings for the 2016 fiscal year; corporate development activities and the ultimate success of the enterprise; our development plans and ability to successfully commercialize our product candidates; the potential efficacy, future development plans and commercial potential of our and our collaborators’ product candidates; the progress and potential of ongoing development programs; and any future plans regarding distributions to shareholders. These statements are based on current assumptions that involve risks, uncertainties and other factors that could cause the actual results, events or developments to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: our investigational product candidates may not demonstrate the expected safety and efficacy; our pre-clinical development efforts may not yield additional product candidates; any of our or our collaborators’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; our clinical trials could be delayed; new developments in the intensely competitive ophthalmic pharmaceutical market may require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates; the impact of expanded product development and clinical activities on operating expenses; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements. For a detailed discussion of the foregoing risks and other risk factors, please refer to our filings with the Securities and Exchange Commission, which are available on the Company’s investor relations website (http://www.kubotaholdings.co.jp/en/ir) and on the SEC’s website (http://www.sec.gov).

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IR Contact:

Tomomi Sukagawa

Director Investor Relations and Communications

Phone: +81.3.5789.5872

Email: investor@kubotaholdings.co.jp

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